Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-220489) on
Form S-3 and Registration Statements (No. 333-148951, 333-183069, 333-208003 and 333-214906) on Form S-8 of Approach Resources Inc. of our report dated March 10, 2017, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Approach Resources Inc. for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Dallas, Texas

March 9, 2018